UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	March 15, 2010
(Date of earliest event reported)	(March 10, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Anthony M. Sanfilippo.

On March 10, 2010, Anthony Sanfilippo announced that he will resign as Multimedia Games, Inc. (the “Company”) President and Chief Executive Officer, effective as of March 14, 2010, and has accepted the President and Chief Executive Officer position at Pinnacle Entertainment, Inc.  Mr. Sanfilippo will continue to serve on the Company’s Board of Directors.  Because the Board of Directors desires that Mr. Sanfilippo continue to serve as a director of the Company, the Board has agreed to waive his obligation to resign his board position simultaneously with his resignation as President and Chief Executive Officer.  Mr. Sanfilippo has agreed that all vesting under his existing stock option agreements will terminate effective April 1, 2010.  Mr. Sanfilippo’s Resignation and Separation Agreement with the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)           Appointment of Patrick J. Ramsey as Interim CEO.

On March 14, 2010, the Board of Directors appointed Patrick J. Ramsey, age 36, who has served as the Chief Operating Officer of the Company since September 2008, to additionally serve as Chief Executive Officer (“Interim CEO”) following the resignation of Mr. Sanfilippo.  In consideration for his service as Interim CEO, the Board determined to increase Mr. Ramsey’s rate of pay to $375,000 per annum.  Additional background information about Mr. Ramsey may be found in the Company’s proxy statement for the 2010 annual meeting as filed with the Securities and Exchange Commission on January 28, 2010. That information is incorporated by reference into this report. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)           Amendment of Patrick J. Ramsey Employment Agreement; Adoption of Retention Bonus Plan.

On March 14, 2010, the Company entered into a Second Amendment to Executive Employment Agreement with Mr. Ramsey, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

On March 14, 2010, the Compensation Committee recommended and our full Board of Directors approved a retention bonus plan (the “ Retention Plan”) for members of senior management.  Pursuant to the Retention Plan, the Company will pay cash bonuses to its executive team as set forth in the following table:

Executive	Base ($)	June 30, 2010 ($)	September 30, 2010 ($)	December 31, 2010 ($)	Total Retention ($)
Patrick J. Ramsey	375,000	187,500	337,500	187,500	712,500
Adam D. Chibib	250,000	125,000	150,000	125,000	400,000
Virginia E. Shanks	250,000	125,000	150,000	125,000	400,000
Uri L. Clinton	250,000	125,000	150,000	125,000	400,000
Joaquin J. Aviles	200,000	100,000	120,000	100,000	320,000
Mick Roemer	200,000	100,000	120,000	100,000	320,000
Total		762,500	1,027,500	762,500	2,552,500

Each executive must remain continuously in the employ of the Company and be employed by the Company on each applicable bonus payment date to receive his or her scheduled bonus. The September 30 payment is an assured payment in lieu of annual target bonus payments under the Company’s 2010 annual incentive plan.

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2010, the Company amended Article Three of the Company’s Bylaws to add a new Section 3.04 in order to create the position of Vice Chairman of the Company’s Board of Directors and to designate the Vice Chairman as responsible for presiding at meetings of the Company’s Board of Directors, in the absence of the Chairman and to perform the duties of the Chairman during his inability to act.  The Board of Directors has appointed director Stephen J. Greathouse to serve as Vice Chairman of the Board until his successor is duly appointed.  The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Third Amended and Restated Bylaws of the Company attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2010, the Board of Directors also formed a special committee of independent directors consisting of Stephen J. Greathouse (Chair), Neil E. Jenkins, and Justin A. Orlando which will consider all strategic alternatives available to the Company.  In connection with this process, the Company has engaged Deutsche Bank Securities as exclusive financial advisor to assist the Company and the special committee in reviewing and structuring strategic alternatives including, but not limited to, the sale of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Multimedia Games, Inc.
10.1	Resignation and Separation Agreement with Anthony M. Sanfilippo, dated March 14, 2010
10.2	Second Amendment to Executive Employment Agreement with Patrick J. Ramsey, dated March 14, 2010
99.1	Press Release, dated March 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 15, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Multimedia Games, Inc.
10.1	Resignation and Separation Agreement with Anthony M. Sanfilippo, dated March 14, 2010
10.2	Second Amendment to Executive Employment Agreement with Patrick J. Ramsey, dated March 14, 2010
99.1	Press Release, dated March 15, 2010